UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2019, the Board of Directors of Helios and Matheson Analytics Inc. (the “Company”) appointed Robert Damon, CPA to serve as interim Chief Financial Officer and Secretary of the Company and Chief Financial Officer of MoviePass Inc., MoviePass Films LLC and MoviePass Ventures, LLC, effective March 22, 2019. Mr. Damon, age 64, is a certified public accountant and currently President of Damon Strategic Consulting, LLC, which he founded in 2016 to provide financial and operational advisory services to both public and privately held businesses. Since January 2018, Mr. Damon has been working as a consultant to the Company through his position at Damon Strategic Consulting, LLC. Prior to forming Damon Strategic Consulting, LLC in 2016, Mr. Damon was Senior Vice President, Chief Accounting Officer of SFX Entertainment, Inc., a publicly traded growth company in the live entertainment and digital content businesses focused primarily on the EDM (Electronic Dance Music) genre, a position he held from February 2013. While at SFX Entertainment, Mr. Damon was instrumental in guiding the company through an IPO, other fundraising efforts and numerous acquisitions. Prior to joining SFX Entertainment, Inc., Mr. Damon was the Vice President and Corporate Controller of Katz Media Group, Inc., a media representation firm for radio, television and digital media clients, from 1995 until 2000 and Senior Vice President and Chief Financial Officer until 2012. Mr. Damon began his career in public accounting with Ernst & Young in New York City from 1983 to 1991. Mr. Damon received a Bachelor of Science degree in accounting from Long Island University.

Mr. Damon previously served as Chairman of the board of directors of the Media Financial Managers Association, a nonprofit industry organization representing financial and credit professionals from media and digital organizations. He currently serves as President and a member of the board of directors of the Financial Executives International - Long Island Chapter. Mr. Damon is also a member of the American Institute of Certified Public Accountants, the Institute of Management Accountants and the New York State Society of CPAs.

In connection with the expansion of Mr. Damon’s duties and his appointment as interim Chief Financial Officer and Secretary of the Company and Chief Financial Officer of MoviePass Inc., MoviePass Films LLC and MoviePass Ventures, LLC, Mr. Damon will receive a one-time cash retention bonus of $60,000, of which $30,000 will be payable on March 22, 2019 and $30,000 will be payable on the date that is sixty (60) days thereafter, so long as Mr. Damon continues to serve in such capacity at such time. Mr. Damon will continue to receive compensation pursuant to the terms of an existing consulting agreement between the Company and Damon Strategic Consulting, LLC, which is wholly owned by Mr. Damon. The consulting agreement renews on a month-to-month basis, unless terminated by either party with 10 business days’ prior written notice. Under the consulting agreement, Damon Strategic Consulting, LLC was compensated $125 per hour for services performed in January 2018, and $150 per hour for services performed after February 2018. In connection with Mr. Damon’s appointment as interim Chief Financial Officer and Secretary of the Company and Chief Financial Officer of MoviePass Inc., MoviePass Films LLC and MoviePass Ventures, LLC, the hourly rate under the consulting agreement will increase to $200, effective March 22, 2019. Damon Strategic Consulting, LLC received approximately $284,996 in the aggregate for services provided in 2018 and has earned approximately $69,120 in the aggregate for services provided in 2019 as of the date hereof. As a consultant, Mr. Damon is not currently eligible to participate in benefits generally offered to employees of the Company.

There is no arrangement or understanding between Mr. Damon and any other person or entity pursuant to which Mr. Damon was selected as an officer of the Company. There are no family relationships between Mr. Damon and any director or executive officer of the Company, and other than as set forth above, Mr. Damon has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: March 21, 2019	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

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